Exhibit 10.12

Form of

REAFFIRMATION OF GUARANTY

THIS REAFFIRMATION OF GUARANTY (this “Reaffirmation of Guaranty”) is executed by                                (“Guarantor”), as of the      day of June, 2004, for the benefit of THE FROST NATIONAL BANK, a national banking association and its successors and assigns, as agent (the “Agent”) for the equal and ratable benefit of the banks and other financial institutions listed on the signature pages of, and any other bank or financial institution that may hereafter become a party to, the hereinafter described Credit Agreement in accordance with the terms thereof (hereunder collectively referred to as the “Banks”).

W I T N E S S E T H

WHEREAS, the Banks entered into a Credit Agreement (as heretofore amended, the “Original Credit Agreement”) dated as of July 15, 1996, with LANCER PARTNERSHIP, LTD., a Texas limited partnership (“Operating Subsidiary”), LANCER de MEXICO, S.A. de C.V., formerly known as NUEVA DISTRIBUIDORA LANCERMEX, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico Subsidiary”) (Operating Subsidiary and Mexico Subsidiary being hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), and LANCER CORPORATION, a Texas corporation (“Parent Company”); and

WHEREAS, the Guarantor is an Affiliate of Operating Subsidiary and Mexico Subsidiary and a Subsidiary of Parent Company; and

WHEREAS, in connection with the Original Credit Agreement, the Guarantor executed and delivered to the Agent the Affiliate Guaranty (the “Guaranty”) dated July 15, 1996, whereby Guarantor guaranteed certain Obligations (as defined in the Guaranty); and

WHEREAS, Guarantor consented to the execution of the Seventh Amendment and Restated Credit Agreement dated as of June 30, 2000, among Borrowers, Parent Company, Lancer Capital Corporation, a Delaware corporation, Guarantor, Servicios Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States, Industrias Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States, and the Banks (as amended by the First Amendment to Seventh Amendment and Restated Credit Agreement dated June 30, 2001 and the Second Amendment to Seventh Amendment and Restated Credit Agreement dated June 30, 2002 the “Restated Credit Agreement”); and

WHEREAS, Guarantor has consented to the execution of the Amended and Restated Credit Agreement dated of even date herewith, among Borrowers, Parent Company, Lancer Capital Corporation, a Delaware corporation, Guarantor, Advanced Beverage Solutions, LLC, an Illinois limited liability company, Servicios Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States, Industrias Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States, and the Banks (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the “Credit Agreement”) wherein the Banks and the Loan Parties agreed to amend and restate the credit facilities under the Restated Credit Agreement (i)

to waive the Listed Defaults, (ii) to reduce the Revolving Commitments, (iii) to change the maturity date of the Revolving Loan to January 31, 2005, and (iv) to make certain other modifications to the terms and conditions of the credit facilities; and

WHEREAS, it is a condition precedent to the making of the Loans by the Banks under the Credit Agreement that the Guarantor shall have executed and delivered this Reaffirmation of Guaranty.

NOW, THEREFORE, in consideration for the Banks’ agreement to renew the Loans and the Commitments described in the Credit Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.             Guarantor consents to (a) the renewal of the Loans and the Commitments, and (b) the execution and delivery of all documents executed in connection therewith.

2.             Guarantor hereby reaffirms its Obligations under the Guaranty and agrees that neither the execution of the Credit Agreement nor the consummation of the transactions described therein or herein in any way affect the Obligations of Guarantor under the Guaranty and that the Guaranty continues in full force and effect.

3.             In the event that any one or more of the provisions contained in this Reaffirmation of Guaranty shall be determined invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provision of this Reaffirmation of Guaranty shall not be impaired in any way.

4.             When required or implied by the context used, defined terms used herein shall include the plural as well as the singular, and vice versa.

5.             This Reaffirmation of Guaranty shall be governed by and construed in accordance with the internal laws of the State of Texas and applicable federal laws of the United States of America. This Reaffirmation of Guaranty has been entered into in Bexar County, Texas and shall be performable for all purposes in Bexar County, Texas. The courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Reaffirmation of Guaranty; and any such dispute shall be heard in the county or judicial district of the principal place of business of The Frost National Bank.

6.             This Reaffirmation of Guaranty shall be binding upon and inure to the benefit of the Guarantor and its successors and assigns; provided, however, that neither the Guarantor nor its successors or assigns may, without the prior written consent of all of the Banks, assign any rights, powers, duties or obligations hereunder.

7.             This Reaffirmation of Guaranty constitutes a Loan Document.

8.             Unless otherwise defined herein, the capitalized terms used herein which are defined in the Credit Agreement shall have the meanings specified therein.

IN WITNESS WHEREOF, the Guarantor caused this Reaffirmation of Guaranty to be duly executed by its respective officer thereunto duly authorized, as of the date first above written.

GUARANTOR

By:
Name:
Title: